As filed with the Securities and Exchange Commission on March 30, 2020

Registration No. 333-228863

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-228863

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-345-4976
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

150 Allen Road, Suite 201

Basking Ridge, New Jersey 07920

(Address, including zip code, of registrant’s principal executive offices)

2019 Employee Stock Purchase Plan

(Full title of the plan)

Daniel S. Goldberger

Chief Executive Officer

electroCore, Inc.

150 Allen Road, Suite 201

Basking Ridge, New Jersey 07920

(973) 290-0097

(Name and address, and telephone number, including area code, of agent for service)

Copies to:

John L. Cleary, II, Esq.

Ira L. Kotel, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statement of electroCore, Inc., a Delaware corporation (“electroCore”) on Form S-8 (the “Registration Statement”): Registration Statement No. 333-228863, registering 1,000,000 shares of electroCore’s Common Stock, par value $0.001 per share, reserved for issuance under the 2019 Employee Stock Purchase Plan (the “Plan”).

Effective December 31, 2019, the Board of Directors of electroCore (the “Board”) terminated the Plan. Accordingly, by means of this Post-Effective Amendment, electroCore hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by electroCore in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Basking Ridge, State of New Jersey, on this 30th day of March 2020.

ELECTROCORE, INC.
(Registrant)

By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel S. Goldberger and Brian Posner, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him in any and all capacities, to sign this Post-Effective Amendment to the Registration Statement on Form S-8 of electroCore, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel S. Goldberger Daniel S. Goldberger	Chief Executive Officer and Director (Principal Executive Officer)	March 30, 2020

/s/ Brian Posner Brian Posner	Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2020

/s/ Carrie S. Cox Carrie S. Cox	Chairman of the Board	March 30, 2020

/s/ Michael G. Atieh Michael G. Atieh	Director	March 30, 2020

/s/ Joseph P. Errico Joseph P. Errico	Director	March 30, 2020

/s/ Nicholas Colucci Nicholas Colucci	Director	March 30, 2020

/s/ Thomas J. Errico, M.D. Thomas J. Errico, M.D.	Director	March 30, 2020

/s/ Trevor J. Moody Trevor J. Moody	Director	March 30, 2020

/s/ Stephen L. Ondra, M.D. Stephen L. Ondra, M.D.	Director	March 30, 2020

/s/ James L.L. Tullis James L.L. Tullis	Director	March 30, 2020